                                                                     EXHIBIT 4.2

     THIS WARRANT HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE HOLDER THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                             BATTERY EXPRESS, INC.
                          Stock Subscription Warrant

Warrant to Subscribe                                                June 14,1996
for 6,750 shares

                           Void After June 14, 2003
                           ------------------------

          THIS CERTIFIES that, for value received, VROLYK / POWER EXPRESS L.P., or its registered assigns, is entitled to subscribe for and purchase from BATTERY EXPRESS, INC., a California corporation (hereinafter, called the "Corporation"), at the price of $2.67 per share (such price as from time to time to be adjusted as hereinafter provided being hereinafter called the "Warrant Exercise Price"), at any time prior to June 14, 2003, up 6,750 (subject to adjustment as hereinafter provided) fully paid and nonassessable shares of Common Stock, no par value, of the Corporation (hereinafter called the "Common Stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant and any warrant or warrants subsequently issued upon exchange or transfer hereof are hereinafter collectively called the "Warrants".

     Section 1. Exercise of Warrant.
                -------------------

            (a) Method of Exercise. The rights represented by this Warrant may
                ------------------
     be exercised by the holder hereof, in whole at any time or from time to time in part, but not as to a fractional share of Common Stock, by the surrender of this Warrant (properly endorsed) at the office of the Corporation as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation, and by payment as provided in paragraph (b) hereof.

            (b) The holder may make payment in respect of the exercise of this Warrant as follows:

                i)   Cash Exercise. By payment to the Corporation of the Warrant
                     -------------

          Exercise Price in cash or by certified or official bank check, for each share being purchased;



                ii)   Notes Exercise. By surrender to the Corporation of any
                      --------------
          promissory notes or other obligations issued by the Corporation, with all such notes or other obligations of the Corporation so surrendered being credited against the Warrant Exercise Price in an amount equal to the principal amount thereof plus the amount of any interest thereon to the date of such surrender;

                iii) Securities Exercise. By delivery to the Corporation of any
                     -------------------
          other securities issued by the Corporation, with such securities being credited against the Warrant Exercise Price in an amount equal to the fair market value thereof;

                iv)  Net Issue Exercise. By an election to receive shares the
                     ------------------
          aggregate fair market value of which as of the date of exercise is equal to the fair market value of this Warrant (or the portion thereof being exercised) on such date, in which event the Corporation, upon receipt of notice of such election shall issue to the holder hereof a number of shares of Common Stock equal to (A) the number of shares of Common Stock acquirable upon exercise of all or any portion of this Warrant being exercised, as at such date, multiplied by (B) the balance remaining after deducting (x) Warrant Exercise Price, as in effect on such date, from (y) the fair market value of one share of Common Stock as at such date and dividing the result by (C) such fair market value; or

                v)   Combined Payment Method. By satisfaction of the Warrant
                     -----------------------
          Exercise Price for each share being acquired in any combination of the methods described in clauses (i) through (iv) above.



          (c) Definition of Fair Market Value. For the purposes of paragraph (b)
              -------------------------------
     above, the fair market value of the Common Stock shall be determined as follows: if the Common Stock is listed or admitted to trading on one or more national securities exchanges, the average of the last reported sales prices per share regular way or, in case no such reported sales takes place on any such day, the average of the last reported bid and asked prices per share regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, for the twenty (20) trading days immediately preceding the date upon which the fair market value is determined (the "Determination Date"); if the Common Stock is not listed or admitted to trading on a national securities exchange but is quoted by the NASD Automated Quotation System ("NASDAQ"), the average of the last reported sales prices per share regular way or, in case no reported sale takes place on any such day or the last reported sales prices are not then quoted by NASDAQ, the average for each such day of the last reported bid and asked prices per share, for the twenty (20) trading days immediately preceding the Determination Date as furnished by the National Quotation Bureau

     Incorporated or any similar successor organization; and if the Common Stock is not listed or admitted to trading on a national securities exchange or quoted by NASDAQ or any other nationally recognized quotation service, the fair market value shall be the fair value thereof determined jointly by the Board of Directors of the Corporation and the holders of Warrants outstanding representing a majority of the shares of Common Stock acquirable upon exercise of the Warrants; provided, however, that if such
                                               -----------------
     parties are unable to reach agreement within a reasonable time, the fair market value shall be determined in good faith by an independent investment banking firm selected jointly by the Board of Directors of the Corporation and the holders of Warrants outstanding representing a majority of the shares of Common Stock issuable upon exercise of the Warrants or, if that selection cannot be made within fifteen (15) days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules. Anything in this paragraph (c) to the contrary notwithstanding, the fair market value of this Warrant or any portion thereof as of any Determination Date shall be equal to (i) the fair market value of the shares of Common Stock issuable upon exercise of this Warrant (or such portion thereof), (determined in accordance with the foregoing provisions of this paragraph (c)); minus (ii) the aggregate Warrant Exercise Price of the Warrant (or such portion thereof).

          (d) Delivery of Certificates. Etc. In the event of any exercise of the
              -----------------------------
     rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the holder, shall be delivered to the holder hereof within a reasonable time, not exceeding ten (10) days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Exercise Price and any applicable taxes was made, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

          Section 2. Adjustment of Number of Shares. Upon each adjustment of the
                     ------------------------------
Warrant Exercise Price as provided in Section 3, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

          Section 3. Adjustment of Price Upon Issuance of Common Stock. If and
                     -------------------------------------------------
whenever the Corporation shall issue or sell any shares of its Common Stock for a consideration per share less than the Warrant Exercise Price in effect immediately prior or to the time of such issue or sale, then, forthwith upon such issue or sale the Warrant Exercise Price shall be reduced to the price (calculated to the nearest $.0l) determined by dividing (i) an amount equal to the sum of (a) Adjusted Outstanding Common Stock (as defined below) multiplied by the then existing Warrant Exercise Price, plus (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) an amount equal to the sum of Adjusted Outstanding Common Stock plus the number of shares of Common Stock issued or sold.

          As used herein, "Adjusted Outstanding Common Stock shall mean the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale (excluding any shares of Common Stock subject to contractual repurchase rights held by the Corporation) divided by three, plus (ii) the number of shares of Common Stock issuable upon conversion of all outstanding shares of any series of Preferred Stock of the Corporation convertible into Common Stock.

          For purposes of this Section 3, the following paragraphs (a) to (p), inclusive, shall also be applicable:

          (a) Issuance of Rights or Options. In case at any time the Corporation
              -----------------------------
     shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options", and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Warrant Exercise Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Option shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in paragraph (c), no adjustment of the Warrant Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          (b) Issuance of Convertible Securities. In case the Corporation shall
              ----------------------------------
     in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of all such Convertible Securities by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Warrant Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (i) except as otherwise provided in paragraph
     (c) below, no adjustment of the Warrant Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (ii) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Warrant Exercise Price have been or are to be made pursuant to other provisions of this
     Section 3, no further adjustment of the Warrant Exercise Price shall be made by reason of such issue or sale.

          (c) Change in Option Price or Conversion Rate. Upon the happening of
              -----------------------------------------
     any of the following events, namely, if the purchase price provided for in any Option referred to in paragraph (a), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (a) or (b), or the rate at which any Convertible Securities referred to in paragraph (a) or (b) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Warrant Exercise Price in effect at the time of such event shall forthwith be readjusted to the Warrant Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Warrant Exercise Price then in effect hereunder shall forthwith be increased to the Warrant Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding.

     If the purchase price provided for in any such Option referred to in paragraph (a) or the rate at which any Convertible Securities referred to in paragraph (a) or (b) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Warrant Exercise Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Warrant Exercise Price then in effect hereunder is thereby reduced.

          (d) Stock Dividends. In case the Corporation shall declare a dividend
              ---------------
     or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration, and the Warrant Exercise Price shall be reduced as if the Corporation had subdivided its outstanding shares of Common Stock into a greater number of shares, as provided in paragraph (h).

          (e) Consideration for Stock. In case any shares of Common Stock,
              -----------------------
     Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions on concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration, and the Warrant Exercise Price shall be reduced as if the Corporation had subdivided its outstanding shares of Common Stock into a greater number of shares as provided in paragraph (h).

          (f) Record Date. In case the Corporation shall take a record of the
              -----------
     holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, provided that such shares of Common Stock shall in fact have been issued or sold.

          (g) Treasury Shares. The number of shares of Common Stock outstanding
              ---------------
     at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this
     Section 3.

          (h) Subdivision or Combination of Stock. In case the Corporation shall
              -----------------------------------
     at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination shall be proportionately increased.

          (i) Certain Issues of Common Stock Excepted.  Anything herein to the
              ---------------------------------------
     contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Warrant Exercise Price upon the occurrence of any of the lowing events: (i) the issuance of Common Stock upon conversion of outstanding shares of Series A Convertible Preferred Stock, no par value, of the Corporation, (ii) the issuance to employees, officers and directors of the Corporation of options (net of any such options cancelled) to acquire up to 221,400 shares of Common Stock and the issuance of up to 221,400 shares of Common Stock upon the exercise of such options, (iii) the issuance to Malcolm P. Appelbaum of a warrant to acquire up to an aggregate 6,750 shares of Common Stock and the issuance of up to an aggregate. 6,750 shares of Common Stock upon the exercise of such warrant, and (iv) the issuance to Ken Hawk of 147,600 shares of Common Stock pursuant to that certain Restricted Stock Purchase Agreement dated as of the date hereof, between the Corporation and Ken Hawk.

          (j) Reorganization, Reclassification, Consolidation, Merger or Sale.
              ---------------------------------------------------------------
     If any capital reorganization or reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby each holder of the Warrants shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the exercise of such Warrants, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant Exercise Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such exercise rights (including an immediate adjustment, by reason of such reorganization or reclassification, of the Warrant Exercise Price to the value for the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Warrant Exercise Price in effect immediately prior to such reorganization or reclassification). In the event of a merger or consolidation of the Corporation as result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Warrant Exercise Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation, merger or any sale of all or substantially all of its assets of properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each holder of the Warrants at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

          (k) Notice of Adjustment. Upon any adjustment of the Warrant Exercise
              --------------------
     Price, then and in each such case, the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of the Warrants at the address of such holder as shown on the books of the Corporation, which notice shall state the Warrant Exercise Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          (l) Certain Events. If any event occurs as to which in the opinion of
              --------------
     the Board of Directors of the Corporation the other provisions of this
     Section 3 are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of this Warrant, in accordance with the essential intent and principles of such provisions to protect against dilution, then such Board of Directors shall in good faith make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise rights as aforesaid.

          (m) Stock to Be Reserved. The Corporation will at all times reserve
              --------------------
     and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Warrant Exercise Price. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Warrant Exercise Price if the total number of shares of Common Stock issued and issuable after such action upon exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Corporation's Articles of Incorporation. The Corporation has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such shares.

          (n) Issue Tax. The issuance of certificates for shares of Common Stock
              ---------
     upon exercise of the Warrants shall be made without charge to the holders of such Warrants for any issuance tax in respect thereof provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of any holder of the Warrants.

          (o) Closing of Books. The Corporation will at no time close its
              ----------------
     transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

          (p) Definition of Common Stock. As used herein the term "Common Stock"
              --------------------------
     shall mean and include the Common Stock, no par value, of the Corporation as authorized on June 14, 1996, and also any capital stock of any class of the Corporation hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the shares purchasable pursuant to
                  -----------------
     this Warrant shall include only shares designated as Common Stock, no par value, of the Corporation on June 14, 1996, or shares of any class or classes resulting from any reclassification or reclassifications thereof which are not limited to any such fixed sum or percentage and are not subject to redemption by the Corporation and, in case at any time there shall be more than one such resulting class, the shares of each class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears the total number of shares of all such classes resulting from all such reclassifications.

          Section 4. Notices of Record Dates. In the event of
                     -----------------------

          (1) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (2) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any transfer of all or substantially all the assets of the Corporation to or consolidation or merger of the Corporation with or into any other corporation, or

          (3) any voluntary or involuntary dissolution, liquidation or winding-- up of the Corporation,

     then and in each such event the Corporation will give notice to the holder of this Warrant specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least twenty (20) days and not more than ninety (90) days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") or to a favorable vote of stockholders, if either is required.

          Section 5. Registration Rights. The rights of the holder hereof with
                     -------------------
respect to the registration under the Securities Act of the shares of Common Stock issuable upon exercise of this Warrant are set forth in the Registration Rights Agreement, dated as of the date hereof, among the Corporation and the several parties thereto.

          Section 6. No Stockholder Rights or Liabilities.  This Warrant shall
                     ------------------------------------
not entitle the
holder hereof to any voting rights or other rights as a stockholder of the Corporation. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Warrant Exercise Price or as a stockholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

          Section 7. Investment Representation and Legend. The holder, by
                     ------------------------------------
acceptance of the Warrant, represents and warrants to the Corporation that it is acquiring the Warrant and the shares of Common Stock (or other securities) issuable upon the exercise hereof for investment purposes only and not with a view towards the resale or other distribution thereof and agrees that the Corporation may affix upon this Warrant the following legend:

          "This Warrant has been issued in reliance upon the representation of the holder that it has been acquired for investment purposes and not with a view towards the resale or other distribution thereof. Neither this Warrant nor the shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended."

     The holder, by acceptance of this Warrant, further agrees that the Corporation may affix the following legend to certificates for shares of Common Stock issued upon exercise of this Warrant:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE ACT OR UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

          Section 8. Lost. Stolen. Mutilated or Destroyed Warrant. If this
                     --------------------------------------------
Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

          Section 9. Notices. All notices, requests and other communications
                     -------
required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, if to the holder to such holder at the address shown on such holder's Warrant or Warrant Shares or at such other address

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

as shall have been furnished to the Corporation by notice from such holder. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed to the Corporation at such address as shall have been furnished to the holder by notice from the Corporation.

          IN WITNESS WHEREOF, BATTERY EXPRESS, INC. has executed this Warrant on and as of the day and year first above written.

                             BATTERY EXPRESS, INC.


                             By: /s/ Ken Hawk
                                ------------------
                                Ken Hawk
                                President

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

                            SUBSCRIPTION AGREEMENT


To:

Dated:


          The undersigned, pursuant to the provisions of the Stock Subscription Warrant (the "Warrant") issued by Battery Express, Inc. and held by the
undersigned, hereby agrees to subscribe for and purchase [         ] shares of
Common Stock covered by such Warrant, and

[ ]  i)   makes cash payment herewith in full therefor at the price per share provided by such Warrant;

[ ] ii) surrenders to the Company promissory notes or other obligations issued by the Company, in accordance with Section 1(b) (ii) of such Warrant, as payment herewith in full therefor at the price per share provided by such Warrant;

[ ] iii) delivers to the Company other securities issued by the Company, in accordance with Section 1(b) (iii) of such Warrant, as payment herewith in full therefore at the price per share provided by such Warrant; and/or

[ ] iv) elects Net Issue Exercise as provided in Section 1(b)(iv) of such Warrant.

(Check any combination of (i) through (iv) above.)



                             Name of Holder:
                                            -------------------------------

                             Signature:
                                       -----------------------------------

                             Address:
                                     ------------------------------------

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